Exhibit 10(a)

SYSTEM EXECUTIVE CONTINUITY PLAN OF
ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective March 8, 2004)

Certificate of Amendment

Amendment No. 2

            THIS INSTRUMENT, executed this 15th day of April, 2005, but made effective as of March 8, 2004 ("Effective Date"), constitutes the Second Amendment of the System Executive Continuity Plan of Entergy Corporation and Subsidiaries, as amended and restated effective March 8, 2004 (the "Plan"). All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

            Pursuant to Section 8.01 of the Plan and resolutions adopted by the Board of Directors of Entergy Corporation at its meeting held on March 8, 2004, this clarifying amendment limits the severance benefits paid to Plan Participants, except as otherwise provided herein, to the maximum amount allowed under the Severance Policy without shareholder approval.

    Plan Section 4.01(c) is hereby amended in its entirety to read as follows:

      If there should occur a Change in Control and if, within the Change in Control Period, a Participant has a Qualifying Event, then such Participant shall be entitled to receive, subject to the limitation provisions of Section 4.09 and the forfeiture provisions of Section 6.01, the Plan benefits set forth in Sections 4.02 and 4.03 with respect to Participants at his System Management Level. A Participant's benefits shall be determined by reference to his System Management Level on the date immediately preceding the commencement of the Change in Control Period.

    The beginning of the first sentence of Section 4.02 is hereby amended in its entirety to read as follows:

    A Participant satisfying all of the terms and conditions of this Plan shall be entitled to receive, in lieu of any further salary payments to the Participant for periods subsequent to the Date of Termination, but subject to the limitation provisions of Section 4.09 and the forfeiture provisions of Section 6.01, a single-sum cash payment calculated and payable in accordance with the following:

    Article IV of the Plan is hereby amended by adding a new Section 4.09 at the end of that Article to read as follows:

4.09 Benefit Limitation. Notwithstanding any provision of this Plan to the contrary and except for those named Participants in the immediately following sentence to whom this Section 4.09 does not apply, the value of the benefits payable to a Participant under the terms of Section 4.02 shall not in the aggregate exceed 2.99 times the sum of: (a) Participant's annual base salary as in effect at any time within one year prior to commencement of a Change in Control Period or, if higher, immediately prior to a circumstance constituting Good Reason plus (b) the higher of: (i) the annual incentive award actually awarded to the Participant under the EAIP for the fiscal year of Entergy Corporation immediately preceding the fiscal year in which the Participant's termination of employment occurs; (ii) the Target Award for such Participant for the fiscal year of Entergy Corporation in which the Participant's termination of employment occurs; or (iii) the Target Award for such Participant for the fiscal year of Entergy Corporation in which the Change in Control Period commences. The benefit limitation set forth in this Section 4.09 shall not apply to the following named Participants for as long as they continuously remain a Participant in the Plan at their current or higher System Management Level: Richard J. Smith, Curtis L. Hebert, Gary J. Taylor, Robert D. Sloan and Mark T. Savoff.

IN WITNESS WHEREOF, the Board of Directors of Entergy Corporation has caused this Second Amendment to the System Executive Continuity Plan of Entergy Corporation and Subsidiaries to be executed by its duly authorized representative on the day, month, and year above set forth.

                                                                          ENTERGY CORPORATION
                                                                                                   through the undersigned duly authorized representative

                                                                          /s/ WILLIAM E. MADISON
                                                                          WILLIAM E. MADISON
                                                                          Senior Vice-President,
                                                                          Human Resources and Administration